EXHIBIT 99.9


                                                 NORTHERN LIFE

                                                 A ReliaStar Company
                                                 Northern Life Insurance Company
                                                 P.O. Box 12530
                                                 Seattle, Washington 98111-4530
                                                 (206) 292-1111

April 17, 1998

Northern Life Insurance
1110 Third Avenue
Seattle, WA 98101


Dear Madam/Sir:


In connection with the proposed registration under the Securities Act of 1933, as amended, of variable/fixed annuity contracts ("the Contract") and interests in Separate Account One (the "Variable Account") I have examined documents relating to the establishment of the Variable Account by the Board of Directors of Northern Life Insurance Company (the "Company") as a separate account for assets applicable to variable contracts, pursuant to RCW 48.18A.010 et seq., as amended, and the Registration Statement, on Form N-4, amended by Post-Effective Amendment No. 5 thereto, File No. 33-90474 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I deemed necessary for this opinion, and I advise you that in my opinion:

1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Washington.

2. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business the Company might conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ James E. Nelson

James E. Nelson
Counsel

JEN:pl:8149z